THIS AGREEMENT made and dated for reference the 15th day of February, 2000.

AMONG:

TRYX VENTURES CORP., a body corporate, incorporated under the laws of British Columbia, having its head office at Suite 314 - 837 West Hastings Street, Vancouver, British Columbia V6C 1B6

(hereinafter called the "Optionee")

OF THE FIRST PART

AND:

GINO CHITARONI, of P. O. Box 271, Portage Bay Road, Cobalt, Ontario P0J 1C0

(hereinafter called "Chitaroni")

OF THE SECOND PART

AND:

BRIAN YOUNGS, of P. O. Box 365, 93 Hazel Circle, Temagami, Ontario P0H 2H0

(hereinafter called "Youngs")

OF THE THIRD PART

AND:

TOM VON CARDINAL, of P. O. Box 58, Latchford, Ontario P0J 1N0

(hereinafter called "Von Cardinal")

OF THE FOURTH PART

(Chitaroni, Youngs and Von Cardinal are hereinafter collectively called the "Optionors")

WHEREAS:

A. The Optionors are collectively the beneficial owners of an undivided one hundred percent (100%) interest in the "Niemetz Property", consisting of 12 mineral claims comprising 33 units covering approximately 1,300 acres located in Briggs Township, Temagami, Ontario, as more particularly described in Schedule "A" annexed hereto (hereinafter called the "Property");

B. The Optionors have agreed to grant an exclusive option to the Optionee, entitling it to acquire an undivided one hundred percent (100%) interest in the Property, on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of these presents and the sum of Ten Dollars ($1 0. 00) now paid by each of the parties to each of the other parties hereto, the receipt and sufficiency of which is hereby acknowledged by each of the parties, and for other good and valuable consideration, the receipt and sufficiency of which is also hereby acknowledged by each of the parties, the parties hereby agree as follows:

DEFINITIONS

1.01 In this Agreement and in all Schedules attached to and made a part hereof, the following words and phrases shall have the following meanings, namely:

(a) "Net Smelter Returns" means the proceeds received by the Optionee from any smelter or other purchaser from the sale of any ores, concentrates or minerals produced from the Property after deducting from such proceeds the following charges only to the extent that they are not deducted by the smelter or other purchaser in computing the proceeds:

(i) the cost of transportation of the ores, concentrates or minerals from the Property to such smelter or other purchaser, including insurance and related transport;

(ii) smelting and refining charges including penalties;

(iii) marketing and insurance costs;

(b) "Option to Purchase" means the grant by the Optionor to the Optionee set forth in paragraph 4.01 hereof;

(c) "Property" means all of the mineral claims described in Schedule "A" hereto in respect of which the Option to Purchase remains in effect, and all mining leases and other mineral interests derived from any such mineral claims. Any reference herein to any mineral claims comprised in the Property includes any mineral leases or other interests into which such mineral claims may have been converted.

REPRESENTATIONS AND WARRANTIES OF THE OPTIONORS

2.01 The Optionors represent and warrant to the Optionee that:

(a) they are collectively the beneficial owners of an undivided one hundred percent (100%) right, title and interest in the Property, free of any liens, charges or claims of others, as follows:

Chitaroni	-	an undivided fifty percent (50%) right, title and interest in the Property
Youngs	-	an undivided twenty five percent (25%) right, title and interest in the Property
Von Cardinal	-	an undivided twenty five percent (25%) right, title and interest in the Property

(b) they are legally entitled to hold their interests in the Property and will remain so entitled until the interests of the Optionors as set out herein in the Property has been duly transferred to the Optionee as contemplated herein;

(c) they are, and at the time of any transfer to the Optionee of any interest in the Property will be, the beneficial owners of the interest in the Property so transferred free and clear of all liens, charges and claims of others, and no taxes or rentals are due in respect thereof;

(d) the mineral claims comprising the Property have been duly and validly located pursuant to the laws of the Province of Ontario and are recorded in the name of Tom Von Cardinal and are in good standing in the office of the Sudbury Mining District of the Province of Ontario on the date hereof and until the dates set out on the attached Schedule "A";

(e) there is no adverse claim or challenge against or to the ownership of or title to the Property, nor to their knowledge is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof,

(f) the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of, any indenture, agreement or other instrument whatsoever to which any of the Optionors is a party or by which any of them is bound or to which any of them may be subject;

(g) no proceedings are pending for, nor are any of the Optionors aware of any basis for the institution of, any proceedings leading to the placing of any of them in bankruptcy or subject to any laws governing the affairs of insolvent persons.

2.02 The Optionors acknowledges that the representations and warranties set forth in paragraph 2.01 hereof form a part of this Agreement and are conditions upon which the Optionee has relied in entering into this Agreement, and that these representations and warranties shall survive the acquisition of any interest in the Property hereunder by the Optionee.

2.03 The parties also acknowledge and agree that the representations and warranties set forth in paragraph 2.01 hereof are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

3.01 The Optionee represents and warrants to the Optionor that:

(a) it has been duly incorporated under the Company Act (British Columbia) and validly exists as a corporation in good standing under the laws of British Columbia and is legally entitled to hold mineral property interests in the Province of Ontario;

(b) it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of, its Articles or constating documents or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject;

(c) no proceedings are pending for, and it is not aware of any basis for the institution of any proceedings leading to, its dissolution or winding-up or the placing of it in bankruptcy or subject to any laws governing the affairs of insolvent persons.

3.02 The Optionee acknowledges that the representations and warranties set forth in paragraph 3.01 hereof form a part of this Agreement and are conditions upon which the Optionors have relied in entering into this Agreement, and that these representations and warranties shall survive the acquisition of any interest in the Property hereunder by the Optionee.

3.03 The parties also acknowledge and agree that the representations and warranties set forth in paragraph 3.01 hereof are provided for the exclusive benefit of the Optionors, and a breach of any one or more thereof may be waived by the Optionors in whole or in part at any time without prejudice to their rights in respect of any other breach of the same or any other representation or warranty.

GRANT OF OPTION TO PURCHASE AND COMMITMENTS

4.01 The Optionors hereby grants to the Optionee the sole and exclusive right and option, subject to the terms of this Agreement, to acquire an undivided one hundred percent (100%) right, title and interest in and to the Property, free and clear of all claims, liens, charges and encumbrances, save and except for those set forth in this Agreement, on the following terms and conditions:

(a) the Optionee making the following cash payments to the Optionor:

(i) $10,000 upon the execution of this Agreement by all parties;

(ii) an additional $15,000 on or before the day which is 13 months from the day the common shares of the Optionee are posted and called for trading on the Canadian Venture Exchange;

(iii) an additional $15,000 on or before the day which is 12 months from the date the payment required under (ii) above is made;

(iv) an additional $20,000 on or before the day which is 12 months from the date the payment required under (iii) above is made;

(b) the Optionee spending not less than the following amounts on exploration and development work on the Property, PROVIDED THAT no more than ten percent (10%) of the amount expended for such exploration and development work in any one year is attributable to the overhead of the Operator (as hereinafter defined):

(i) $100,000 on or before the first anniversary of the date of this Agreement;

(ii) an additional $120,000 on or before the second anniversary of the date of this Agreement;

provided that any such expenditures incurred in excess of the amount required in subparagraph 4.01(b)(i) hereof will be carried forward and applied to reduce the amount of expenditures required in the next succeeding year.

A written notice to the Optionors within 30 days of each period set forth in subparagraph 4.01(b) accompanied by:

(a) a statement of the Optionee to the effect that the amount of expenditures specified under sub-paragraph 4.01 (c) has been made, and

(b) an itemized statement of such expenditures

will be conclusive evidence of such expenditures having been made unless the Optionors deliver to the Optionee a notice in writing questioning the accuracy of such statement within 30 days of receipt. Upon delivery by the Optionors of a notice questioning the accuracy of such statement, the matter will be referred to the auditors of the Optionee for final determination. If such auditors determine that the Optionee has not spent the required expenditures within the time specified in sub-paragraph 4.01(b), the Optionee shall not lose any of its rights hereunder and the Option to Purchase will not terminate if the Optionee pays to the Optionors within 30 days of receipt of the auditors' determination 50% of the deficiency in such expenditures.

4.02 John Poloni will be the operator (hereinafter called the "Operator") for all exploration and development work carried out on the Property by the Optionee pursuant to sub-paragraph 4.01(b) hereof.

4.03 This Agreement represents an option only, and the Optionee shall be under no obligation to the Optionors hereunder, save and except in respect of the making by the Optionee of the cash payment provided for in sub-paragraph 4.01(a)(i) hereof.

4.04 Upon the Optionee having completed the cash payments and the expenditures provided for in sub-paragraphs (a) and (b) of paragraph 4.01, the Option to Purchase shall be deemed to be exercised and the Optionee shall have earned all of the Optionors' right, title and interest in and to the Property, which amounts to an undivided one hundred percent (100%) right, title and interest in and to the Property, subject to the reservation in favour of the Optionors of three percent (3%) of the Net Smelter Returns (hereinafter called the "Royalty"), subject to:

(a) the Optionee's right to:

(i) purchase one-sixth (1/6) of the Royalty from the Optionors at any time for the sum of $500,000;

(ii) purchase an additional one-sixth (1/6) of the Royalty from the Optionors at any time for the sum of $500,000;

(iii) purchase an additional one-sixth (1/6) of the Royalty from the Optionors at any time for the sum of $500,000;

(iv) purchase an additional one-sixth (1/6) of the Royalty from the Optionors at any time for the sum of $500,000; and

(b) the Optionee will have a right of first refusal entitling it to purchase the remaining one-third (1/3) of the Royalty from the Optionors in the event the Optionors wish to sell this remaining interest in the Royalty.

4.05 The Optionors agree that any payments to be made to them by the Optionee hereunder, either pursuant to the provisions of sub-paragraph 4.01(a) or paragraph 4.04, will be made to the Optionors according to their respective percentage interests in the Property set forth in sub-paragraph 2.01(a) hereof.

4.06 After the exercise of the Option to Purchase, payment of the Royalty will be made quarterly within 30 days after the end of each yearly quarter based upon a calendar year commencing on the 1st day of January and expiring on the 31st day of December in any year in which production occurs. Within 60 days after the end of each year for which the Royalty is payable, the records relating to the calculation of Net Smelter Returns for such year will be audited by the Optionee and any adjustments in the payment of the Royalty will be made forthwith after the completion of the audit. All payments of the Royalty for a year will be deemed final and in full satisfaction of all the obligations of the Optionee in respect thereof if such payments or calculations thereof are not disputed by the Optionors within 60 days after receipt by the Optionors of these audited calculations. The Optionee will maintain accurate records relevant to the determination of Net Smelter Returns and the Optionors, or their authorized agents, shall be permitted the night to examine such records at all reasonable times.

4.07 The determination of Net Smelter Returns and the Royalty payable hereunder is based on the premise that production will be developed solely on the Property except that the Optionee will have the right to commingle ore mined from the Property with ore mined and produced from other properties provided that the Optionee will adopt and employ reasonable practices and procedures for weighing, sampling and assaying, in order to determine the amounts of products derived from or attributable to that ore mined and produced from the Property. The Optionee will maintain accurate records of the results of such weighing, sampling and assaying with respect to any ore mined and produced from the Property. The Optionors or their authorized agents will be permitted the right to examine at all reasonable times such records pertaining to commingling of ore or to the calculation of Net Smelter Returns and the Royalty.

4.08 Notwithstanding any of the provisions of this Agreement, in the event the Optionee wishes to retain the Option to Purchase in respect of some of the mineral claims comprised in the Property, and to terminate the Option to Purchase in respect of the remaining mineral claims comprised in the Property, the provisions of paragraph 8.04 hereof will apply to the mineral claims in respect of which the Option to Purchase is being terminated.

TRANSFER OF PROPERTY

5.01 Concurrently with the execution of this Agreement by all parties, the Optionors shall cause to be delivered to the Optionee duly executed recordable transfers in favour of the Optionee of an undivided one hundred percent (100%) interest in and to the Property, subject only to the Royalty, which the Optionee shall be entitled to record with the appropriate governmental office.

5.02 The Optionee agrees to hold legal title to an undivided one hundred percent (100%) interest in and to the Property, subject only to the Royalty, in trust for the Optionors and the Optionee pursuant to the terms of this Agreement.

OBLIGATIONS OF THE OPTIONEE DURING THE OPTION PERIOD

6.01 The Optionee hereby covenants and agrees that for so long as the Option to Purchase hereunder continues in full force and effect it will:

(a) maintain the Property in good standing by the doing and filing of applicable assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals and the performance of all other actions which may be necessary in that regard and in order to keep the Property free and clear of all liens and other charges except those at the time contested in good faith by the Optionee;

(b) file all applicable assessment work carried out in respect of the Property to the allowable extent permitted under all applicable mining legislation;

(c) permit the Optionors or their duly authorized agents, upon reasonable prior notice to the Optionee, to have access to the Property in order to examine any work carried out by the Optionee, provided, however, that neither the Optionors nor their agents shall interfere or obstruct the operations of the Optionee, its servants and agents on the Property, and further provided that the Optionors or their agents shall enter upon the Property at their own risk and that the Optionors agree to indemnify and save the Optionee harmless from all loss or damage of any nature or kind whatsoever in any way referable to the entry of, presence on, or activities of either the Optionors or their agents while on the Property, including, without limiting the generality of the foregoing, bodily injuries or death at any time resulting therefrom and damage to property sustained by any person or persons;

(d) deliver to the Optionors on or before February 28 in each year a report (including up-to-date maps if there are any) describing the results of work done on the Property in the last completed calendar year together with information on material results obtained;

(e) conduct all work on or with respect to the Property in a careful and miner likemanner and in accordance with all applicable laws, regulations, orders and ordinances of any relevant governmental authority and indemnify and save the Optionors harmless from any and all claims, suits or actions made or brought against it as a result of work done by the Optionee on or with respect to the Property;

(f) obtain and maintain, or cause any contractor engaged hereunder to obtain and maintain, during any period in which active work is carried out hereunder, adequate insurance.

6.02 Notwithstanding any of the provisions of this Agreement, the parties specifically agree that the Optionee will not be responsible for rectifying any environmental damage sustained on the Property prior to the date hereof.

RIGHT OF ENTRY

7.01 During the term of this Agreement, the Optionee as Operator and its servants, agents and independent contractors shall have the sole and exclusive right in respect of the Property to:

(a) enter thereon;

(b) have exclusive and quiet possession thereof,

(c) do such prospecting, exploration, development and/or other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable;

(d) bring upon and erect upon the Property such buildings, plant, machinery, tools, appliances and/or equipment as the Optionee may deem advisable;

(e) remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

TERMINATION OF OPTION TO PURCHASE

8.01 The Option to Purchase shall terminate:

(a) in the event the Optionee falls to advance any of the amounts provided for in subparagraph 4.01(a) hereof; or

(b) in the event the Optionee fails to carry out the exploration and development work on the Property as provided for in sub-paragraph 4.01(b) hereof, or

(c) upon receipt by the Optionors of notice from the Optionee that the Optionee is terminating the Option to Purchase.

8.02 Notwithstanding the provisions of paragraphs 4.01 and 8.01 hereof, if at any time during the term of the Option to Purchase the Optionee fails to advance to the Optionors any cash payment required under sub-paragraph 4.01(a) hereof or fails to make the expenditures required under sub-paragraph 4.01(b) hereof, or is in breach of any representation or warranty contained herein, the Optionors may terminate this Agreement, but only if:

(a) they shall have first given to the Optionee a notice of default containing particulars of the payment not advanced or the representation or warranty breached; and

(b) the Optionee has not, within thirty (30) days following delivery of such notice of default, cured such default by making the appropriate payment or expenditure or commenced proceedings to cure such default in respect of the breach of any representation or warranty by appropriate performance (the Optionee hereby agreeing that should it commence to cure such default in respect of the breach of any representation or warranty it will prosecute the same to completion without undue delay).

8.03 Should the Optionee fail to comply with the provisions of sub-paragraph 8.02(b), the Optionors may thereafter terminate this Agreement, and the provisions of paragraph 8.04 and sub-paragraph 8.05(a) hereof shall then be applicable.

8.04 If the Option to Purchase in respect of any of the mineral claims comprised in the Property is terminated otherwise than upon the exercise thereof by the Optionee pursuant to paragraph 4.01 hereof (hereinafter called the "Terminated Claims"), the Optionee shall:

(a) leave the Terminated Claims in good standing for a period of least six (6) months from the termination of the Option to Purchase in respect of the Terminated Claims;

(b) arrange for the delivery to the Optionors of duly executed recordable transfers in favour of the Optionors of an undivided one hundred percent (100%) interest in and to the Terminated Claims, and leave the Terminated Claims free and clear of any liens, charges or encumbrances arising from the Optionee's activities on the Terminated Claims;

(c) deliver at no cost to the Optionors within three (3) months of such termination copies of all reports, maps, assay results and other relevant technical data compiled by or in the possession of the Optionee with respect to the Terminated Claims and not theretofore furnished to the Optionors.

8.05 The Optionee agrees with the Optionors that:

(a) in the event the Option to Purchase is terminated in respect of any Terminated Claims, it will deliver to the Optionors duly executed recordable transfers in favour of the Optionors of an undivided one hundred percent (100%) interest in and to the Terminated Claims; and

(b) in the event the Option to Purchase is terminated as a result of the exercise thereof by the Optionee pursuant to paragraph 4.01 hereof, it will retain the duly executed recordable transfers in favour of the Optionee of an undivided one hundred percent (100%) interest in and to the Property, subject only to the Royalty.

8.06 Notwithstanding the termination of the Option to Purchase in respect of any Terminated Claims, the Optionee shall have the right, within a period of six (6) months following the termination of the Option to Purchase in respect of the Terminated Claims, to remove from the Terminated Claims all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Terminated Claims by or on behalf of the Optionee, provided that any such buildings, plant, equipment, machinery, tools, appliances and supplies which have not been removed from the Terminated Claims by the Optionee within this six (6) month period shall thereafter become the property of the Optionors.

TRANSFER OF INTEREST BY THE OPTIONEE

9.01 The Optionee may at any time, either during the ten-n of the Option to Purchase or thereafter, with the consent of the Optionors, which consent shall not be unreasonably withheld, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement, provided that any purchaser, grantee or transferee of any such interest shall have first delivered to the Optionors its agreement related to this Agreement and to the Property, containing:

(a) a covenant by such transferee to perform all the obligations of the Optionee to be performed under this Agreement in respect of the interest to be acquired by it from the Optionee to the same extent as if this Agreement had been originally executed by the Optionee and such transferee as joint and several obligors making joint and several covenants; and

(b) a provision subjecting any further sale, transfer or other disposition of such interest or any portion thereof in and to the Property and this Agreement to the restrictions contained in sub-paragraph 9.01(a) hereof.

9.02 No assignment by the Optionee of any interest less than its entire interest in this Agreement and in the Property shall, as between the Optionee and the Optionors, discharge it from any of its obligations hereunder, but upon the transfer by the Optionee of the entire interest at the time held by it in this Agreement and in the Property (whether to one or more transferees and whether in one or in a number of successive transfers), the Optionee shall be deemed to be discharged from all obligations hereunder or other fulfilment of contractual commitments and any environmental liabilities, effective on the date on which the Optionee shall have no further interest in this Agreement or in the Property.

FORCE MAJEURE

10.01 If the Optionee is at any time during the term of this Agreement either prevented or delayed in complying with any provisions of this Agreement by reason of strikes, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons (other than lack of funds) beyond the control of the Optionee, the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

10.02 The Optionee shall give prompt notice to the Optionors of each event of force majeure under paragraph 10.01 hereof and upon cessation of such event shall furnish the Optionors with notice to that effect together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

CONFIDENTIAL INFORMATION

11.01 No information in respect of the activities carried out on the Property or any portion thereof by the Optionee during the currency of the Option to Purchase hereunder shall be published by the Optionors or by the Optionee without the prior written consent of the other, but such consent in respect of the reporting or factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws. In the event either the Optionors or the Optionee proposes to publish any such information, they shall first provide to the other written notice by facsimile of the information proposed to be published at least one business day prior to the publication of such information. In the event the party receiving such written notice has not provided comments to the party sending such written notice within one business day of the receipt of such written notice, the other party will be free to publish such information without further reference to the party to whom such written notice was sent.

ARBITRATION

12.01 The parties agree that all questions or matters in dispute with respect to the accounting of monies expended by the Optionee as provided for herein, or with respect to any other matter of a financial nature hereunder, shall be submitted to arbitration pursuant to the terms hereof.

12.02 It shall be a condition precedent to the night of any party to submit any matter to arbitration pursuant to the provisions hereof that any party intending to refer any matter to arbitration shall have given not less than thirty (30) days prior written notice of its intention so to do to the other party together with particulars of the matter in dispute. On the expiration of such thirty (30) days, the party who gave such notice may proceed to refer the dispute to arbitration as provided for in paragraph 12.03 hereof.

12.03 The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within fifteen (15) days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within fifteen (15) days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within fifteen (15) days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provision of the Commercial Arbitration Act (British Columbia). Except as specifically otherwise provided in this paragraph, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this paragraph. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

12.04 The parties may agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

NOTICES AND PAYMENT

13.01 Any notice, demand, payment or other communication under this Agreement will be given in writing and must be delivered or sent by telecopier and addressed to the party to which it is being given at the following addresses:

TRYX Ventures Corp.
Suite 314 - 837 West Hastings Street
Vancouver, B.C. V6C 1B6

Attention: Alfredo De Lucrezia
Facsimile No. (604) 642-6411

Gino Chitaroni
P. O. Box 271, Portage Bay Road
Cobalt, Ontario P0J 1C0
Facsimile No. (705) 679-5519

Brian Youngs
P. O. Box 365, 93 Hazel Circle
Temagami, Ontario P0H 2H0
Facsimile No. 705-569-2634

Tom Von Cardinal
P. O. Box 58
Latchford, Ontario P0J 1N0
Facsimile No. (705) 647-1541

13.02 If notice, demand, payment or other communication is sent by telecopier or is delivered, it will be deemed to have been received on the next business day following the day of transmission or delivery.

CURRENCY

14.01 All references to monies hereunder will be in lawful currency of Canada.

FURTHER ASSURANCES

15.01 Each of the parties hereto agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Agreement, including the registration thereof against any of the mineral property interests comprising the Property at the request of any party.

TIME OF THE ESSENCE

16.01 Time shall be of the essence of this Agreement.

COSTS

17.01 Each of the parties hereto will be responsible for paying its own costs relating to the preparation and execution of this Agreement.

ENTIRE AGREEMENT

18.01 The parties hereto agree that the terms and conditions of this Agreement shall supersede and replace any other agreements or arrangements, whether oral or written, heretofore existing among the parties in respect of the subject matter of this Agreement.

COUNTERPARTS

19.01 This Agreement and any certificate or other writing delivered in connection herewith may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or such other writing, as the case may be, taken together, will be deemed to be one and the same instrument. The execution of this Agreement or any other writing by any party hereto will not become effective until all counterparts hereof have been executed by all the parties hereto.

EXECUTION BY FACSIMILE

20.01 Each of the parties hereto will be entitled to rely upon delivery by facsimile of executed copies of this Agreement and any certificates or other writings delivered in connection herewith, and such facsimile copies will be legally effective to create a valid and binding agreement among the parties in accordance with the terms and conditions of this Agreement.

TITLES

21.01 The titles to the respective paragraphs hereof shall not be deemed as part of this Agreement but shall be regarded as having been used for convenience only.

GOVERNING LAW

22.01 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

ENUREMENT

23.01 This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

SIGNED and DELIVERED by
TRYX VENTURES CORP.
in the presence of:

/s/ Alfred De Lucrezia
Authorized Signatory

SIGNED and DELIVERED by
GINO CHITARONI
in the presence of:

/s/ Gerald Quevillon
Signature of Witness

Gerald Quevillon
Name of Witness - please type or print

21, 3rd St
Address of Witness - please type or print

Cobalt ON

) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Gino Chitaroni GINO CHITARONI

SIGNED and DELIVERED by
BRIAN YOUNGS
in the presence of:

/s/ Robert Rice
Signature of Witness

Robert Rice
Name of Witness - please type or print

203 Greenwood, Bonfield
Address of Witness - please type or print

Ont, P0H 1E0

) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Brian Youngs BRIAN YOUNGS

SIGNED and DELIVERED by
TOM VON CARDINAL
in the presence of:

/s/ David Laronde
Signature of Witness

David Laronde
Name of Witness - please type or print

Box 482
Address of Witness - please type or print

Temagami, Ont
P0H 2H0

) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Tom Von Cardinal TOM CARDINAL

SCHEDULE "A" TO THE AGREEMENT MADE AND DATED FOR REFERENCE THE 15TH DAY OF FEBRUARY, 2000 AMONG TRYX VENTURES CORP., GINO CHITARONI, BRIAN YOUNGS AND TOM VON CARDINAL

The following are the mineral claims in respect of which the Optionee has been granted the Option to Purchase an undivided one hundred percent (100%) right, title and interest, subject only to the Royalty, all of which mineral claims are located in Briggs Township, Temagami, Ontario:

Claim Number	Number of Units	Expiry Date	Registered Owner	% Owned
S1230613	3	July 17, 2000	Tom Von Cardinal	100.00
S1230653	2	November 19, 2000	Tom Von Cardinal	100.00
S1230655	3	December 2, 2000	Tom Von Cardinal	100.00
S1230656	1	December 2, 2000	Tom Von Cardinal	100.00
S1230657	7	December 2, 2000	Tom Von Cardinal	100.00
S1230658	3	December 16, 2000	Tom Von Cardinal	100.00
S1230660	1	December 2, 2000	Tom Von Cardinal	100.00
S1230661	1	November 19, 2000	Tom Von Cardinal	100.00
S1230671	6	November 12, 2000	Tom Von Cardinal	100.00
S1197570	1	November 19, 2000	Tom Von Cardinal	100.00
S1229493	4	October 19, 2000	Tom Von Cardinal	100.00
S1240178	1	February 16, 2002	Tom Von Cardinal	100.00

DATED: FEBRUARY 15, 2000.

AMONG:

TRYX VENTURES CORP.

OF THE FIRST PART

AND:

GINO CHITARONI

OF THE SECOND PART

AND:

BRIAN YOUNGS

OF THE THIRD PART

AND:

TON VON CARDINAL

OF THE FOURTH PART
OPTION AGREEMENT

Tupper Jonsson & Yeadon
Suite 1710 - 1177 West Hastings Street
Vancouver, B.C.
V6E 2L3

Telephone: (604) 683-9262